Exhibit 99.1

ABIOMED ANNOUNCES Q2 FY 2017 REVENUE OF $103 MILLION, UP 35% OVER PRIOR YEAR

- Impella® Heart Pumps Assigned to Heart Assist System Implant, MS-DRG 215

DANVERS, Mass. — October 27, 2016 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported second quarter fiscal 2017 revenue of $103.0 million, an increase of 35% compared to revenue of $76.4 million for the same period of fiscal 2016. Second quarter fiscal 2017 GAAP net income was $8.9 million or $0.20 per diluted share, compared to GAAP net income of $7.7 million or $0.17 per diluted share for the prior year period.

Financial and operating highlights during the second quarter of fiscal 2017 include:

•	Fiscal second quarter worldwide revenue from Impella heart pumps totaled $97.9 million, an increase of 37% compared to revenue of $71.7 million during the same period of the prior fiscal year. U.S. revenue from Impella pumps grew 34% to $89.3 million and U.S. patient usage grew 35%.

•	Outside the U.S., revenue from Impella heart pumps totaled $8.6 million and was up 73%, predominantly from Germany, which grew 126% in revenue from the prior fiscal year.

•	The installed base for Impella 2.5™ heart pumps in the U.S. grew by an additional 33 hospitals, which made initial purchases of Impella heart pumps, bringing the installed customer base to 1,099 sites. The installed customer base for Impella CP® heart pumps grew by 62 new U.S. hospitals, bringing the total number of Impella CP sites to 923.

•	An additional 23 sites made initial purchases of Impella RP® heart pumps during the quarter, bringing the total number of sites to 112.

•	Gross margin for fiscal second quarter 2017 was 83.2% compared to 84.1% in the second quarter of fiscal 2016.

•	Operating income for the second quarter of fiscal 2017 was $14.5 million, or 14.1% operating margin, compared to $12.8 million, or 16.8% operating margin in the prior year period.

•	The Company generated $13.7 million in cash, cash equivalents and marketable securities, totaling $236.9 million as of September 30, 2016, compared to $223.2 million at June 30, 2016. The Company currently has no debt.

•	On September 27, Abiomed announced that it received Pharmaceuticals and Medical Devices Agency (PMDA) approval from the Japanese Ministry of Health, Labour & Welfare (MHLW) for the Impella 2.5™ and Impella 5.0™ heart pumps for the treatment of drug-resistant acute heart failure.

•	Effective October 1, 2016, the American Hospital Association (AHA) published simplified ICD-10 coding guidance for Impella. CMS has assigned all Impella insertions to a dedicated heart assist implant MS-DRG, MS-DRG 215, for percutaneous Heart Assist System Implant, a change from MS-DRG 216 – 221 “Cardiac Valve and Other”. Impella is now assigned to a dedicated DRG category for left side, right side and biventricular hemodynamic support.

•	Today, Abiomed announced in a separate press release the U.S. Food and Drug Administration (FDA) approval of a prospective feasibility study (n=50) to evaluate the use of the Impella CP® heart pump for unloading of the left ventricle prior to primary percutaneous coronary intervention (PCI) in patients presenting with ST segment elevation myocardial infarction (STEMI), without cardiogenic shock.

“This quarter’s historical achievement with Japanese PMDA approval reflects years of regulatory execution.” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “Additionally, today we are announcing significant new milestones: Impella heart pumps assigned to Heart Assist System Implant, MS-DRG 215 and FDA approval for our feasibility STEMI study, “DTU”, for a new patient population. I am proud of our team’s ability to consistently accomplish our strategic initiatives and execute our tactical plan as Abiomed builds the Field of Heart Recovery.”

FISCAL YEAR 2017 OUTLOOK

The Company is maintaining its fiscal year 2017 revenue guidance of $435 million to $445 million, an increase in revenue of 32% to 35% from the prior year. The Company is also maintaining its fiscal year guidance for GAAP operating margin in the range of 18% to 20%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Thursday, October 27, 2016, at 8:00 a.m. EDT. Michael R. Minogue, Chairman, President and Chief Executive Officer; Michael Tomsicek, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EDT October 27, 2016 through 11:00 a.m. EDT on October 29, 2016. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 93467347.

The ABIOMED logo, ABIOMED, Impella, Impella CP, and Impella RP are registered trademarks of Abiomed, Inc. in the U.S. and in certain foreign countries. Impella 2.5, Impella 5.0, and Recovering hearts. Saving lives. are trademarks of Abiomed, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	September 30, 2016	March 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$54,709	$48,231
Short-term marketable securities	178,236	163,822
Accounts receivable, net	46,607	42,821
Inventories	31,491	26,740
Prepaid expenses and other current assets	8,827	6,778

Total current assets	319,870	288,392
Long-term marketable securities	4,004	1,000
Property and equipment, net	50,207	23,184
Goodwill	32,582	33,003
In-process research and development	15,199	15,396
Long-term deferred tax assets, net	48,614	58,534
Other assets	4,422	4,422

Total assets	$474,898	$423,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,066	$9,381
Accrued expenses	28,013	28,382
Deferred revenue	9,103	8,778
Current portion of capital lease obligation	740	—

Total current liabilities	51,922	46,541
Other long-term liabilities	4	220
Contingent consideration	7,749	7,563
Long-term deferred tax liabilities	821	832
Capital lease obligation, net of current portion	15,961	—

Total liabilities	76,457	55,156
Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	433	426
Authorized - 100,000,000 shares; Issued - 44,905,284 shares at September 30, 2016 and 43,973,119 shares at March 31, 2016
Outstanding - 43,333,607 shares at September 30, 2016 and 42,596,228 shares at March 31, 2016
Additional paid in capital	536,859	508,624
Accumulated deficit	(77,290)	(99,075)
Treasury stock at cost - 1,571,677 shares at September 30, 2016 and 1,376,891 shares at March 31, 2016	(46,266)	(26,660)
Accumulated other comprehensive loss	(15,295)	(14,540)

Total stockholders’ equity	398,441	368,775

Total liabilities and stockholders’ equity	$474,898	$423,931

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Product revenue	$102,928	$76,354	$205,917	$149,780
Funded research and development	27	5	33	11

	102,955	76,359	205,950	149,791

Costs and expenses:
Cost of product revenue	17,309	12,144	32,379	23,012
Research and development	18,052	11,569	33,712	21,779
Selling, general and administrative	53,086	39,829	104,118	77,152

	88,447	63,542	170,209	121,943

Income from operations	14,508	12,817	35,741	27,848

Other income (expense):
Investment income, net	342	62	611	125
Other (expense) income, net	(114)	87	(191)	140

	228	149	420	265

Income before income taxes	14,736	12,966	36,161	28,113
Income tax provision	5,861	5,231	14,376	11,519

Net income	$8,875	$7,735	$21,785	$16,594

Basic net income per share	$0.21	$0.18	$0.51	$0.40
Basic weighted average shares outstanding	43,129	42,228	42,971	41,963

Diluted net income per share	$0.20	$0.17	$0.49	$0.37
Diluted weighted average shares outstanding	44,580	44,922	44,493	44,778